EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the inclusion in this Form 8-K of our report dated March 12, 2001.

        /s/ Arthur Andersen LLP
Arthur Andersen LLP

March 22, 2001
New Orleans, Louisiana